                                                                   EXHIBIT 10.37

                       SHARE SALE AND PURCHASE AGREEMENT

                                 by and among



                                   OCE N.V.,

                             CALCOMP PACIFIC, INC.

                                      and

                           NIPPON STEEL CORPORATION

                                 May 31, 1999

                       SHARE SALE AND PURCHASE AGREEMENT


     THIS SHARE SALE AND PURCHASE AGREEMENT (the "Agreement") is entered into as of May 31, 1999, by OCE N.V., a Dutch corporation with its principal office at St. Urbanusweg 43, P.O. Box 101, 5900 MA Venlo, the Netherlands ("OCE"), CALCOMP PACIFIC, INC., a Nevada corporation with its principal office at 2411 West La Palma Avenue, Anaheim, California 92801, the U.S.A. ("CC"), and NIPPON STEEL CORPORATION, a Japanese corporation with its principal office at 6-3, Otemachi 2-chome, Chiyoda-ku, Tokyo 100-8071, Japan ("NSC") (each of OCE, CC and NSC shall be referred to herein at the "Party" and collectively as the "Parties").


RECITALS

     A. CC presently owns 1,706 shares of common stock of NS CalComp Corporation, a Japanese corporation with its principal office at 25-1, Nishi-Shinbashi 3-chome, Minato-ku Tokyo 105-0003, Japan ("NSCC").

     B.  NSC presently owns 1,978 shares of common stock of NSCC.

     C. OCE is willing to purchase and each of CC and NSC is willing to sell a certain number of shares of NSCC's common stock on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants, promises and representations contained herein, the Parties hereby agree as follows:


     1.  Purchase and Sale.
         ------------------

     Subject to the terms and conditions set forth herein, OCE shall respectively purchase from CC and NSC, and CC and NSC shall respectively sell to OCE, the following number of shares of NSCC's common stock for a purchase price corresponding thereto on the Closing Date (as defined below):

                                  Number of Shares                           Purchase Price
                                  ----------------                           --------------
CC                                1,706                                        Yen 796,690,570.-("CC Price")
NSC                               1,590                                        Yen 742,519,347.-("NSC Price")
------------------------------------------------------------------------------------------------------------------
Total                             3,296                                      Yen 1,539,209,917.-

The shares to be sold by CC to OCE shall be referred to as "CC shares" and the shares to be sold by NSC to OCE shall be referred to as "NSC shares".

             2.  Closing Date; Delivery.
                 -----------------------


          2.1 Closing. The closing of the purchase and sale of the CC Shares and the NSC Shares (the "Closing") shall be held at 16:00 p.m. on May 31, 1999 at the office of NSCC following the satisfaction or waiver of all conditions set forth in Section 5 or such other time, date and location as OCE, CC and NSC agree (the "Closing Date").

             2.2  Delivery and Payment.  At the Closing;
             (a) each of CC and NSC will deliver to OCE the share certificate of the CC Shares and NSC Shares respectively, and
             (b) the CC Price and the NSC Price will be paid by OCE to CC and NSC respectively by wire transfer of immediately available funds to CC's account and NSC's account respectively, pursuant to the instructions by each of CC and NSC, given to OCE no less than five (5) Business Days prior to the Closing Date. As used in this Agreement, a "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions are not required or authorized to close in Amsterdam, the Netherlands, in Los Angeles, U.S.A. or in Tokyo, Japan.

             2.3 Post-Closing Price Adjustment. After the Closing, the CC Price and the NSC Price shall be adjusted respectively, reflecting incremental or de-incremental change, if any, in the shareholder's equity (net assets) of NSCC that is caused by the business operations of NSCC and/or any of the capitalized R&D/MIS costs and/or any pension fund underfunded, which shall be determined by the actuarial report to be provided by Mitsui Mutual Life Insurance, Co., all during the period from January 1, 1999 through the Closing Date ("Change"), in accordance with the calculation mechanism set forth below:

The amount of the Change shall be the difference between the shareholder's equity (net assets) on the balance sheet as of December 31, 1998 as corrected in accordance with the calculation formula shown in Exhibit A attached hereto ("Starting Shareholder's Equity") and shareholder's equity (net assets) on the balance sheet as of the Closing Date as also corrected in accordance with the calculation formula shown in Exhibit A attached hereto ("Ending Shareholder's Equity"). The Parties shall, at OCE's costs and expenses, have Chuo Audit Corporation (Coopers & Lybrand) or its successor render an audit report/actuarial report to the Parties with regard to the amount of the Change ("Audit Report") within four (4) weeks after the Closing Date. The amount of the Change indicated in the Audit Report shall be in the amount to be adjusted ("Adjustment Amount"), 44% of which ("NSC Adjustment Amount") shall be allocated to the NSC Price.

             (a) In case that the amount of the Ending Shareholder's Equity is greater than the Starting Shareholder's Equity, OCE shall pay the CC Adjustment Amount to CC, and the NSC Adjustment Amount to NSC, respectively within five (5) Business Days after the date on which OCE receives the Audit Report by wire transfer of immediately available funds to CC's account and NSC's account respectively, pursuant to the instructions by each of CC and NSC given to OCE.

             (b) In case that the amount of the Ending Shareholder's Equity is smaller than the Starting Shareholder's Equity, CC and NSC shall pay the CC Adjustment Amount and the NSC Adjustment Amount respectively to OCE within five
(5) Business Days after the dates on which CC and NSC receives the Audit Report respectively by wire transfer of immediately available funds to OCE's account pursuant to the instructions by OCE given to CC and NSC respectively.

             (c) In case that (i) the Adjustment Amount is zero (0), or (ii) the Adjustment Amount is negligibly small and the Parties unanimously so agree, the post-closing price adjustment set forth in this Section 2.3 shall not be made.

             3.  Representations and Warranties of CC and NSC.
                 ---------------------------------------------

                 3.1 CC hereby represents and warrants to OCE as of the date hereof with respect to the matters mentioned in this Section 3.1:

                 (a) Organization and Standing. CC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

                 (b) Corporate Power. CC has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                 (c) Authorization. CC has taken all action required by applicable law, its articles of incorporation or by-laws, if any, or otherwise to authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered by the Parties, shall constitute valid and binding obligations of CC, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                 (d) No Violation or Default. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the articles of incorporation or by-laws, if any, of CC or any of its agreements or obligations or any applicable order, statute, rule, regulation, order or decree, nor will they result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of CC.

                 (e) Governmental Consent. Except for the filing required to be made with the Ministry of Finance of Japan after the Closing in accordance with the Foreign Exchange and Foreign Trade Law of Japan ("MOF Filing"), no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of CC is required in connection with the valid execution and delivery of this Agreement, or the transactions contemplated hereby.

                 (f) Encumbrances. CC is and shall be on the Closing Date the sole record and beneficial owner and holder of CC Shares as set forth in Section 1 above, free and clear of any claim, charge, mortgage, pledge, security, lien, option, equity, power of sale or hypothecation.

                 (g) Brokers and Finders. Except for The Nomura Securities Co., Ltd. and its affiliates, whose fees, if any, shall be paid by CC and NSC, no agent, broker, investment banker, intermediary, finder, person or firm acting on behalf of CC or which has be retained by or is authorized to act on behalf of CC is or would be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from CC in connection with the execution of this Agreement or upon consummation of the transactions contemplated herein.

                 (h) CC shares to be sold by CC to OCE hereunder represent 44% of the entire capital of NSCC. Any and all CC Shares have been validly issued and fully paid up and are freely transferable subject to the requirements set forth in the Articles of Incorporation of NSCC.

                 (i) CC has obtained from the transferee of the business of CalComp Inc. the letter attached hereto as Exhibit B which sets forth the transferee's intention to supply spare parts to NSCC on terms and conditions substantially compatible to those contained in the current supply agreement between NSCC and CC.

                 3.2 NSC hereby represents and warrants to OCE as of the date hereof with respect to the matters mentioned in this Section 3.2:

                 (a) Organization and Standing. NSC is a corporation duly organized, validly existing and in good standing under the laws of Japan.

                 (b) Corporate Power. NSC has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                 (c) Authorization. NSC has taken all action required by applicable law, its articles of incorporation or by-laws, if any, or otherwise to authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered by the Parties, shall constitute valid and binding obligations of NSC, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                 (d) No Violation or Default. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the articles of incorporation or by-laws, if any, of NSC or any of its agreements or obligations or any applicable order, statute, rule, regulation, order or decree, nor will they result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of NSC.

                 (e) Governmental Consent. Except for the filing required to be made with the Ministry of Finance of Japan after the Closing in accordance with the Foreign Exchange and Foreign Trade Law of Japan ("MOF Filing"), no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of NSC is required in connection with the valid execution and delivery of this Agreement, or the transactions contemplated hereby.

                 (f) Encumbrances. NSC is and shall be on the Closing Date the sole record and beneficial owner and holder of NSC Shares as set forth in
Section 1 above, free and clear of any claim, charge, mortgage, pledge, security, lien, option, equity, power of sale or hypothecation.

                 (g) Brokers and Finders. Except for The Nomura Securities Co., Ltd. and its affiliates, whose fees, if any, shall be paid by CC and NSC, no agent, broker, investment banker, intermediary, finder, person or firm acting on behalf of NSC or which has be retained by or is authorized to act on behalf of NSC is or would be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from NSC in connection with the execution of this Agreement or upon consummation of the transactions contemplated herein.

                 (h) NSC shares to be sold by CC to OCE hereunder represent 41% of the entire capital of NSCC. Any and all NSC Shares have been validly issued and fully paid up and are freely transferable subject to the requirements set forth in the Articles of Incorporation of NSCC.

                 3.3 Each of CC and NSC hereby jointly and severally represents and warrants to OCE as of the date hereof as follows:

                 (a) Organization and Standing. NSCC is a corporation duly organized, validly existing and in good standing under the laws of Japan. NSCC has the requisite legal and corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

                 (b) Accuracy of Statements. All information contained in this Agreement and all other written information relating to NSC which has been delivered by any officer, director or agent of NSCC to any officer, director or agent of OCE in the course of the due diligence investigation into NSCC conducted by OCE on April 13 through 16, 1999 were, when given and (subject to passage of time) are now, true and accurate in all material respects and either CC or NSC is not aware of any fact or matter or circumstance not disclosed in writing to OCE which would render any such information which was disclosed untrue, inaccurate or misleading in any material respect.

                (c) CC and NSC delivered and disclosed or had NSCC deliver or disclose all documents and information relating to NSCC which had been required by OCE to deliver or disclose for OCE to conduct its due diligence investigations for the transactions contemplated by this Agreement. To the best knowledge of CC and NSC, CC and NSC have not withheld or concealed information from OCE which would have a material adverse effect on the financial condition, results of operations, assets or liabilities of NSCC.

                (d) The financial statements prepared in English for the two years ended at December 31, 1998 present fairly the financial position of NSCC as of the dates indicated therein and the results of the operations of NSCC for the periods indicated therein, such financial statements have been prepared in accordance with accounting principles generally accepted in Japan applied on a consistent basis and there have been no adverse changes in the conditions, prospects, results of operations or general affairs of NSCC since December 31, 1998. Furthermore, the said financial statements:

             - contain, in accordance with accounting principles generally accepted in Japan, full allowance for all liabilities and capital commitments of NSCC, whether actual, contingent, quantified, disputed or otherwise and there are no liabilities and/or capital commitments other than those explicitly mentioned therein;
             - contain, in accordance with accounting principles generally accepted in Japan, full allowance for bad and doubtful debts, depreciation, amortization, obsolescence of assets and any foreseeable losses; and
             - are not adversely affected by an extraordinary or non-recurring item, unless otherwise expressly stated therein.

                (e) No obligations have been undertaken to or promises have been made to non-shareholding third parties by NSCC to issue shares of NSCC.

                (f) NSCC is in material respects in compliance with all statutes, laws, regulations, agreements, including collective agreements, if any, and other commitments with respect to employment practices and terms and conditions of employment and remuneration and has not been nor is engaged in any unfair labor practice and NSCC is not liable for any damages to any employee, officer or director or former employee, officer or director of NSCC resulting from the violation of any applicable employment law or agreement, nor to the best knowledge of NSC and CC will it become liable for the same prior to or on the closing because of the resignation of any of its employees, officers and/or directors. There are no outstanding, pending or, to the extent known to NSC and CC, threatened:

             - unfair labor practice complaints or other complaint or grievances against NSCC; or
             - inspection or prosecution orders against NSCC under any labor employment, social security or occupational health and safety legislation and there is no basis for any such action;

NSCC has withheld and paid for all social security charges and contributions required to be withheld or paid to the relevant contributions required to be withheld or paid to the relevant authority or social security institution. No dispute has arisen within the last three years between NSCC and material number or category of its employees and to the best knowledge of NSC and CC there are no present circumstances likely to give rise to such dispute. There are no outstanding or pending claims, disputes or other controversies between NSCC and any of its employees, officers and directors.

             (g) Particulars of all pension schemes applicable to employees and/or directors of NSCC have been disclosed to OCE. NSCC has paid all relevant charges and made all relevant contributions under pension schemes of Kosei-Nenkin, and Kosei-Nenkin-Kikin.

             (h) There is no decree, order, judgement or other award outstanding against NSCC by any court, governmental agency, arbitration tribunal or similar agency and more in particular, that NSCC is not a party to any agreement or arrangement, which infringes or should have registered under any anti-trust legislation.

             (i) To the best knowledge of NSC and CC, there are no outstanding, pending or, to the extent known to NSC and CC, threatened suit against NSCC for its infringement of any intellectual property rights held by any third party. To the best knowledge of NSC and CC, there is no material infringement by any third party of any intellectual property right owned or used by NSCC.

             (j) NSCC has obtained all licenses, permissions and consents required for the carrying on of its present business and NSCC is not, nor has it conducted its business affairs at any time, in violation of any applicable law, regulation, administrative order, or permit, and there is no violation of any statute, regulation, order, or judgement of any court or governmental agency each of which could have a material adverse effect on NSCC.

             (k) NSCC has maintained insurance for property and fire the contents of which have been disclosed to OCE.

             (l) All income and other tax returns and reports required to be filed by NSCC have been properly completed and filed with the appropriate authorities and all taxes (including interest and penalties) due to any taxing authorities from NSCC have been fully paid or are provided for in the books of NSCC. No issues have been raised (and are pending) by the Japanese or any other taxing authorities in connection with any of the tax returns and reports referred to in the foregoing and there is no outstanding proceeding, audit, investigation or dispute relating to the taxation of NSCC other than the audit of NSCC's income and other tax returns and reports for the financial year ending December 31, 1998 being conducted by the Japanese taxing authority.

             (m) NSCC has not disposed any material assets that are necessary for NSCC to conduct its current business since December 31, 1998 and none of such assets will no longer be at its disposal as a sole result of the purchase and sale of the CC Shares and NSC Shares hereunder.

             (n) There has been no change to NSCC's warranty policies relating to its sales of products and services which have been disclosed to OCE. NSCC has not granted any express and specific guarantees concerning the functionality and/or performance in connection with any change in the date format of any software products made and/or sold by it.

             (o) NSCC has carried out it business prudently and in the normal and ordinary course of business since June 1, 1994.

         4.  Representations and Warranties of OCE.  OCE represents and
             --------------------------------------
warrants to CC and NSC as of the date hereof as follows:

             (a) Organization and Standing. OCE is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands.

             (b) Corporate Power. OCE has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

             (c) Authorization. OCE has taken all action required by applicable law, its memorandum of association, articles of association or by-laws, if any, or otherwise to authorize the execution and delivery of this Agreement. This Agreement, when executed and delivered by the Parties, shall constitute valid and binding obligations of OCE, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             (d) No Violation or Default. The execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated hereby have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under the memorandum of association, articles of association or by-laws, if any, of OCE or any of its agreements or obligations or any applicable order, statute, rule, regulation, order or decree, nor will they result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OCE.

             (e) Governmental Consent. Except for the MOF Filing, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of OCE is required in connection with the valid execution and delivery of this Agreement, or the transactions contemplated hereby.

             (f) Access to Data. OCE has been provided with, or given reasonable access to, all corporate books and records of NSCC and all material contracts and documents related to the transaction contemplated by this Agreement. OCE has had an opportunity to discuss NSCC's business, management and financial affairs with NSCC's management. OCE has also had an opportunity to ask questions of officers of NSCC, which questions were answered to its satisfaction.

         5.  Conditions to Closing.
             ----------------------

         5.1 The completion of OCE's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by OCE:

             (a) Representations and Warranties. The representations and warranties made by CC and NSC in Section 3 shall be true and correct as of the Closing Date in all material respects.

             (b) Execution of Shareholders' Agreement. OCE, NSC and Sumitomo Corporation which owns 194 shares of common stock of NSCC shall have entered into the Shareholders' Agreement substantially in the form attached hereto as Exhibit C ("Shareholders' Agreement").

             (c) Performance of Obligations. CC and NSC shall have performed all of their obligations on the Closing.

        5.2 The completion of NSC's obligation at the Closing is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by NSC:

             (a) Representations and Warranties. The representations and warranties made by OCE in Section 4 shall be true and correct as of the Closing Date in all material respects.

             (b) Execution of Shareholders' Agreement. OCE, NSC and Sumitomo Corporation shall have entered into the Shareholders' Agreement.

             (c) Performance of Obligations. OCE and CC shall have performed all of their obligations on the Closing.

        5.3 The completion of CC's obligation at the Closing is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by CC:

             (a) Representations and Warranties. The representations and warranties made by OCE in Section 4 shall be true and correct as of the Closing Date in all material respects.

             (b) Performance of Obligations. OCE and NSC shall have performed all of their obligations on the Closing.

        6.   Miscellaneous.
             --------------

             6.1 Indemnification. (a) CC agrees to and shall indemnify and hold OCE harmless from and against, and shall pay to OCE any and all loss, liability, damage or deficiency resulting from any breach of the respective warranties set forth in Section 3.1 applicable only to CC ("CC-OCE Loss"), but only to the extent not exceeding the CC Price, if OCE has given written notice to CC setting out specific details of the CC-OCE Loss as soon as reasonably practicable after OCE has become aware of the facts, matters or circumstances from which the CC-OCE Loss arises; provided however, that CC shall be liable for neither the CC-OCE Loss after the second anniversary of the Closing Date, nor the CC-OCE Loss arising from the facts,matters or circumstances which were disclosed to OCE in the course of negotiations leading to execution of this Agreement.

             (b) NSCC agrees to and shall indemnify and hold OCE harmless from and against, and shall pay to OCE any and all loss, liability, damage or deficiency resulting from any breach of the respective warranties set forth
Section 3.2 applicable only to NSC ("NSC-OCE Loss"), but only to the extent not exceeding the NSC Price, if OCE has given written notice to NSC setting out specific details of the NSC-OCE Loss as soon as reasonably practicable after OCE has become aware of the facts, matters or circumstances from which the NSC-OCE Loss arises; provided however, that NSC shall be liable for neither the NSC-OCE Loss after the second anniversary of the Closing Date, nor the NSC-OCE Loss arising from the facts, matters or circumstances which were disclosed to OCE in the course of negotiations leading to execution of this Agreement.

             (c) NSCC and CC jointly and severally agree to and shall indemnify and hold OCE harmless from and against, and shall pay to OCE any and all loss, liability, damage or deficiency resulting from any breach of warranties set forth in Section 3.3 ("Additional OCE Loss), but only to the extent not exceeding the sum of the CC Price and the NSC Price, if OCE has give written notice to NSC and CC setting out specific details of the Additional OCE Loss as soon as reasonably practicable after OCE has become aware of the facts, matters or circumstances from which the Additional OCE Loss arises; provided, however that NSC or CC shall be liable for neither the Additional OCE Loss after the second anniversary of the Closing Date, nor for the Additional OCE Loss arising from the facts, matters or circumstances which were disclosed to OCE in the course of negotiations leading to execution of this Agreement.

             (d) OCE agrees to and shall indemnify and hold NSC and CC harmless from and against, and shall pay to NSC and CC any and all loss, liability, damage, or deficiency incurred by NSC or CC, as the case may be, resulting from a breach of warranties set forth in Section 4 ("Sellers Loss"), but only to the extent not exceeding the sum of the CC Price and NSC Price, if CC or NSC has given written notice to OCE setting out specific details of the Sellers Loss as soon as reasonably practicable after CC or NSC has become aware of the facts, matters or circumstances from which the Sellers Loss arises; provided however, that OCE shall be liable for neither the Sellers Loss after the second anniversary of the Closing Date, nor for the Sellers Loss arising from the facts, matters or circumstances which were disclosed to CC and NSC in the course of the negotiations leading the execution of this Agreement.

             6.2 Governing Law and Dispute Settlement. (a) This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Japan, without regard to the conflicts of law provisions of Japan or of any other jurisdiction.

             (b) All disputes not capable of amicable resolution among the representatives of the Parties in such discussion or negotiation shall be resolved, first, among the Parties, by referring such dispute to successively higher levels of management of each of the Parties. In the event that management is not capable of concluding a mutually acceptable settlement within sixty (60) days after the date one Party notifies the other(s) of the dispute, all disputes shall be resolved by arbitration held according to the ICC Rules and shall take place in Tokyo, Japan. Each of the Parties hereby waives any objections which it may now or hereafter have to the place of the arbitration. The Parties shall share the procedural costs of the arbitration equally, unless the arbitrators decide otherwise. Each Party shall pay its own attorney's fees and costs incurred by it relating to the arbitration, unless the arbitrators decide otherwise. The award of the arbitration shall; be final and binding upon the Parties.

             6.3  Survival.   The representations, warranties, covenants and
agreements made herein shall survive until two (2) years after the Closing Date.

             6.4 Successor and Assigns. The rights and obligations of the Parties shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and permitted transferees of the Parties.

             6.5 Prior Agreements. NSC shall not terminate any of the following agreements between NSC and NSCC during the term thereof which is effective as of the date hereof unless (a) NSCC is in breach of any representation or warranty, or fails to perform any covenant or agreement, contained in the agreement in question, (b) NSCC becomes insolvent or bankrupt or its substantial assets are attached or (c) otherwise agreed to by OCE and NSC:

        Supply/Distribution Agreements
        Agreement on the Business Service Consignment Agreement dated as of January 1, 1995,
        Agreement on the Basic Conditions of Development Consignment dated of January 1, 1995,
        Software Free License Agreement dated January 1, 1995,
        Equipment & Building Lease Agreement dated January 1, 1995, License and Equipment
        Lease Agreement dated November 1, 1992, and Memorandum on the Status of Dispatched Personnel dated as of February 1, 1990

Upon the expiration of the said agreement, NSC shall discuss in good faith with NSCC a possible renewal of such agreement.

             6.6 NSCC's Director. NSC shall not require the removal or replacement of the director of NSCC nominated by NSC during his term of office which is effective as of the date hereof unless (a) such director wishes to resign from the office of NSCC's director or (b) otherwise agreed to by OCE and NSC. Upon the expiration of the said term of office, NSC shall discuss in good faith with NSCC a possible re-nomination of such director.

             6.7 NSCC's Officer. NSC shall not cease to dispatch to NSCC the NSC personnel who is working as an officer of NSCC and is also nominated as a director of NSCC by OCE during his term of office as NSCC's director which is effective as of the date hereof unless (a) such NSC personnel wishes to resign from his employment with NSC or to work for NSC without a solicitation of any kind from NSC or (b) otherwise agreed to by OCE and NSC.

             6.8 R&D Engineers. NSC shall not cease to dispatch to NSCC any of the persons who is working as a research and development engineer for NSCC as of the date hereof unless (a) such person wishes to resign from his employment with NSC or to work for NSC without a solicitation of any kind from NSC or (b) otherwise agreed to by OCE and NSC.

             6.9 Non-Solicitation. NSC and CC shall undertake not to, directly or indirectly, solicit, employ or hire, as employee, consultant, or agent, any of NSCC employees working at NSCC when solicited or hired other than those dispatched from NSC for a period of three (3) years from the Closing.

             6.10 Entire Agreement, Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matters hereof, and supersedes all other prior agreements, whether written or oral, with

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

regard hereto. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Parties.

             6.11 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, addressed:
             (i) if to OCE, at the address appearing at the beginning of this Agreement, Attention: Legal Dept., Facsimile: (31) 77-359-5421, or at such other address as OCE shall have furnished to CC and NSC in writing pursuant to this
Section 6.11,
            (ii) if to CC, at the address appearing at the beginning of this Agreement, Attention: Mr. John P. Brincko, Facsimile: (1) 714-821-2235, or at such other address as CC shall have furnished to OCE and NSC in writing pursuant to this Section 6.11,
            (iii) if to NSC, at 31-1 Shinkawa 2-chome, Chuo-ku, Tokyo 104-8283, Japan, Attention: Legal Dept., Electronics & Information Systems Division,
Facsimile: (81) 3-5540-0063, or at such other address as NSC shall have furnished to OCE and CC in writing pursuant to this Section 6.11.
       Each such notice or other communication shall for all purposes be treated as effective or having been given when given if delivered personally, or if sent via facsimile upon acknowledgement of receipt at the facsimile number listed above for such Party.

       6.12 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided that no such severability shall be effective if it materially reduces the economic benefit of this Agreement to any Party.

       6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

       6.14  Titles and Subtitles.   The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       6.15 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement shall be made pursuant to
Section 6.10 in writing, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

       6.16 Expenses. Each Party shall be responsible for all fees and expenses incurred by it in connection with the transactions contemplated hereby.

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

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.


       On behalf of
       OCE N.V.

       By:       /s/
          -------------------------------------------
       Name:  Gerrit Kraaijeveld
       Title: Executive Director Strategic Business Unit
              Wide Format Printing Systems
              OCE - TECHNOLOGIES, B.V.


       CALCOMP PACIFIC, INC.

       By:       /s/
          -------------------------------------------
       Name:  John P. Brincko
       Title: Chief Executive Officer


       NIPPON STEEL CORPORATION

       By:       /s/
          -------------------------------------------
       Name:  Shigeru Suzuki
       Title: Division Director
              Electronics and Information Systems Division


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